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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 24, 2003 (except as to the settlement of the lawsuit described in Note M, as to which the date is February 19, 2003) in the Amendment No. 3 to the Registration Statement on Form S-1 and related Prospectus of Switchboard Incorporated for the registration of 8,815,171 shares of its common stock.


                                   /s/ Ernst & Young LLP

Boston, Massachusetts
February 11, 2004